Laurence Sookochoff, P. Eng

CONSENT OF GEOLOGICAL CONSULTANT

I hereby consent to the inclusion and reference of my report dated June 23, 2010, titled “Geological Evaluation Report on the Tatra Lode Mining Claim”, in an Amendment to the Registration Statement on Form S-1 to be filed by Tatra Resources Ltd. with the United States Securities and Exchange Commission.

/s/ Laurence Sookochoff, P.Eng